EXHIBIT 99.1

CONTACT:

Jeff Macdonald
Acorda Therapeutics
(914) 326-5232
jmacdonald@acorda.com

FOR IMMEDIATE RELEASE

Acorda Provides Financial and Pipeline Update for 2015 Second Quarter

•	AMPYRA® (dalfampridine) 2Q 2015 Net Revenue of $105.5 Million; 21% increase over 2Q 2014
•	AMPYRA Net Sales Guidance for 2015 Narrowed to $410-$420 Million
•	2015 R&D Guidance Revised to $140-$150 Million

ARDSLEY, N.Y. – July 30, 2015 – Acorda Therapeutics, Inc. (Nasdaq: ACOR) today provided a financial and pipeline update for the second quarter ended June 30, 2015.

“The growth of AMPYRA over the last several quarters is a result of our team’s continued strong performance in educating healthcare professionals and people with MS about the value of this important medication,” said Ron Cohen, M.D., Acorda Therapeutics’ President and CEO.

“Our top priority is successful development of our clinical pipeline, which addresses major unmet medical needs and has the potential to create substantial shareholder value. This includes near term opportunities CVT-301 for the treatment of off episodes in Parkinson’s disease and PLUMIAZ for the treatment of seizure clusters in epilepsy.”

Financial Results

The Company reported GAAP net income of $1.0 million for the quarter ended June 30, 2015, or $0.02 per diluted share. GAAP net income in the same quarter of 2014 was $4.7 million, or $0.11 per diluted share.

Non-GAAP net income for the quarter ended June 30, 2015 was $13.5 million, or $0.31 per diluted share. Non-GAAP net income in the same quarter of 2014 was $17.7 million, or $0.42 per diluted share. Non-GAAP net income excludes share based compensation charges, non-cash convertible debt, acquisition related expenses and tax adjustments. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the attached financial statements.

AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg - For the quarter ended June 30, 2015, the Company reported AMPYRA net revenue of $105.5 million compared to $87.4 million for the same quarter in 2014.

The Company narrowed 2015 AMPYRA net sales guidance from $405-$420 million to $410-$420 million.

ZANAFLEX CAPSULES® (tizanidine hydrochloride), ZANAFLEX® (tizanidine hydrochloride) tablets and authorized generic capsules - For the quarter ended June 30, 2015, the Company reported combined net revenue and royalties from ZANAFLEX and tizanidine of $3.2 million compared to $4.4 million for the same quarter in 2014.

FAMPYRA® (prolonged-release fampridine tablets) - For the quarter ended June 30, 2015, the Company reported FAMPYRA royalties from sales outside of the U.S. of $2.5 million compared to $2.8 million for the same quarter in 2014.

Research and development (R&D) expenses for the quarter ended June 30, 2015 were $31.2 million, including $2.2 million of share-based compensation, compared to $16.4 million including $1.6 million of share-based compensation for the same quarter in 2014.

The Company revised 2015 R&D guidance from $150-$160 million to $140-$150 million. This guidance excludes share-based compensation.

Sales, general and administrative (SG&A) expenses for the quarter ended June 30, 2015 were $52.8 million, including $6.5 million of share-based compensation, compared to $50.6 million including $6.0 million of share-based compensation for the same quarter in 2014.

The Company reiterated 2015 SG&A guidance of $180-$190 million. This guidance excludes share-based compensation.

Provision for income taxes for the quarter ended June 30, 2015 was $1.1 million, including $0.6 million of cash taxes, compared to $6.0 million, including $0.8 million of cash taxes for the same quarter in 2014.

At June 30, 2015 the Company had cash, cash equivalents and investments of $301.7 million. The Company expects to be cash flow positive in 2015.

Quarterly Highlights

•	CVT-301
-
In June, the Company presented data from a Phase 2b clinical trial of CVT-301 at the 19th International Congress of Parkinson's Disease and Movement Disorders (MDS) in San Diego, CA. The data showed that patients experiencing an off episode, treated with CVT-301, experienced significantly greater improvements in motor function than patients treated with inhaled placebo.

-
The CVT-301 poster at MDS was one of only 19 selected from almost 1,500 poster presentations for the conference’s Blue Ribbon Highlights Session. The session provided a critical review of the best poster presentations, highlighting relevance, novelty and quality of both clinical data and basic research.

•	PLUMIAZ™ (diazepam) Nasal Spray
-
In May, the Company announced it had completed discussions with the U.S. Food and Drug Administration (FDA), and is advancing the development of PLUMIAZ. The Company will conduct three clinical trials prior to resubmitting the New Drug Application (NDA) for PLUMIAZ.

•	Cimaglermin alfa
-
In June, the Company announced that it had stopped enrollment in the Phase 1b clinical trial of cimaglermin alfa based on the occurrence of a case of hepatotoxicity (liver injury) meeting Hy’s Law criteria, based on blood test results. The Company also received a notification of clinical hold from the FDA following the submission of this information. There was one Hy’s Law case reported in the previous Phase 1 study. In both cases the abnormal blood tests resolved within several days. The 23 patients who were dosed in the trial will complete the pre-planned one year of follow up. The Company expects to complete an analysis of data from the three-month follow up by the end of the year. The Company has ongoing analyses and non-clinical studies to investigate the biological basis for liver interactions of cimaglermin, and plans to review these and other data from the cimaglermin studies with the FDA.

•	AMPYRA (dalfampridine)
-
The Company submitted responses to two Inter Partes Review (IPR) petitions in May and June to the United States Patent and Trademark Office (USPTO).  The deadlines for the rulings on the institution of the IPRs are August and September, respectively.

-	The Company has five Orange Book-listed patents on AMPYRA, and will vigorously defend its intellectual property rights.
•	ARCUS® Technology
-	The Company plans to begin a Phase 1 clinical study of CVT-427 by the end of the year. CVT-427 is an inhaled triptan in development for relief of acute migraine using the ARCUS technology.
-
In July, the Company announced it had received a $1.4 million grant from the Bill & Melinda Gates Foundation to support the development of a formulation and delivery system for a dry powder version of synthetic lung surfactant used to treat neonatal respiratory distress syndrome (RDS). The formulation will utilize the Company’s proprietary ARCUS technology, and will be produced in collaboration with the Massachusetts Institute of Technology (MIT).

•	Corporate
-	President and CEO Ron Cohen, M.D. was named the Biotechnology Industry Organization (BIO) Chair for the 2015-2016 term. He will also serve as the Chairman of the Health Section Governing Board.

Webcast and Conference Call
Ron Cohen, President and Chief Executive Officer, and Michael Rogers, Chief Financial Officer, will host a conference call today at 8:30 a.m. ET to review the Company’s second quarter 2015 results.

To participate in the conference call, please dial 855-542-4209 (domestic) or 412-455-6054 (international) and reference the access code 83307996. The presentation will be available via a live webcast on the Investors section of www.acorda.com.

A replay of the call will be available from 1:30 p.m. ET on July 30, 2015 until midnight on August 6, 2015. To access the replay, please dial 855-859-2056 (domestic) or 404-537-3406 (international) and reference the access code 83307996. The archived webcast will be available for 30 days in the Investor Relations section of the Acorda website at www.acorda.com.

About AMPYRA (dalfampridine)
AMPYRA is a potassium channel blocker approved as a treatment to improve walking in patients with multiple sclerosis (MS). This was demonstrated by an increase in walking speed. AMPYRA, which was previously referred to as Fampridine-SR, is an extended release tablet formulation of dalfampridine (4-aminopyridine, 4-AP), and is known as prolonged-, modified, or sustained-release fampridine (FAMPYRA®) in some countries outside the United States (U.S).

In laboratory studies, dalfampridine extended release tablets has been found to improve impulse conduction in nerve fibers in which the insulating layer, called myelin, has been damaged.  The mechanism by which dalfampridine exerts its therapeutic effect has not been fully elucidated.  AMPYRA is being developed and commercialized in the U.S. by Acorda Therapeutics; FAMPYRA is being developed and commercialized by Biogen Idec in markets outside the U.S. based on a licensing agreement with Acorda. AMPYRA and FAMPRYA are manufactured globally by Alkermes Pharma Ireland Limited, a subsidiary of Alkermes plc, based on a supply agreement with Acorda.

AMPYRA is available by prescription in the United States. For more information about AMPYRA, including patient assistance and co-pay programs, healthcare professionals and people with MS can contact AMPYRA Patient Support Services at 888-881-1918. AMPYRA Patient Support Services is available Monday through Friday, from 8:00 a.m. to 8:00 p.m. Eastern Time.

About Acorda Therapeutics
Founded in 1995, Acorda Therapeutics is a biotechnology company focused on developing therapies that restore function and improve the lives of people with neurological disorders.
Acorda markets three FDA-approved therapies, including AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg, a treatment to improve walking in patients with multiple sclerosis (MS), as demonstrated by an increase in walking speed. The Company has one of the leading pipelines in the industry of novel neurological therapies. Acorda is currently developing a number of clinical and preclinical stage therapies. This pipeline addresses a range of disorders including post-stroke walking deficits, Parkinson’s disease, epilepsy, neuropathic pain, heart failure, MS, and spinal cord injury.  For more information, please visit the Company’s website at: www.acorda.com.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the ability to realize the benefits anticipated from the Civitas transaction and to successfully integrate Civitas' operations into our operations; our ability to successfully market and sell Ampyra in the U.S.; third party payers (including governmental agencies) may not reimburse for the use of Ampyra or our other products at acceptable rates or at all and may impose restrictive prior authorization requirements that limit or block prescriptions; the risk of unfavorable results from future studies of Ampyra or from our other research and development programs, including CVT-301, Plumiaz, or any other acquired or in-licensed programs; we may not be able to complete development of, obtain regulatory approval for, or successfully market CVT-301, Plumiaz, or any other products under development; we may need to raise additional funds to finance our expanded operations and may not be able to do so on acceptable terms; the occurrence of adverse safety events with our products; delays in obtaining or failure to obtain regulatory approval of or to successfully market Fampyra outside of the U.S. and our dependence on our collaboration partner Biogen Idec in connection therewith; competition; failure to protect our intellectual property, to defend against the intellectual property claims of others or to obtain third party intellectual property licenses needed for the commercialization of our products; and, failure to comply with regulatory requirements could result in adverse action by regulatory agencies.

These and other risks are described in greater detail in Acorda Therapeutics' filings with the Securities and Exchange Commission. Acorda may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. Forward-looking statements made in this release are made only as of the date hereof, and Acorda disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this release.

Non-GAAP Financial Measures
This press release includes financial results prepared in accordance with accounting principles generally accepted in the United States (GAAP), and also certain historical and forward-looking non-GAAP financial measures. In particular, Acorda has provided income, adjusted to exclude the items below. These non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP. However, the Company believes the presentation of these non-GAAP financial measures when viewed in conjunction with our GAAP results, provide investors with a more meaningful understanding of our ongoing and projected operating performance because they exclude (i) non-cash charges and benefits that are substantially dependent on changes in the market price of our common stock, (ii) non-cash interest charges related to the accounting for our outstanding convertible debt which are in excess of the actual interest expense owing on such convertible debt, (iii) changes in the fair value of acquired contingent consideration which do not correlate to our actual cash payment obligations in the current period or (iv) non-cash tax expenses related to our tax accounting which do not correlate to our actual tax payment obligations. The Company believes these non-GAAP financial measures help indicate underlying trends in the company’s business and are important in comparing current results with prior period results and understanding projected operating performance. Also, management uses these non-GAAP financial measures to establish budgets and operational goals, and to manage the company’s business and to evaluate its performance. A reconciliation of the historical non-GAAP financial results presented in this release to our GAAP financial results is included in the attached financial statements.

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Financial Statements

Acorda Therapeutics, Inc.
Condensed Consolidated Balance Sheet Data
(in thousands)
(unaudited)

	June 30, 2015	December 31, 2014
Assets
Cash, cash equivalents, short-term and long-term investments	$301,720	$307,618
Trade receivable, net	29,797	32,211
Other current assets	27,593	24,052
Finished goods inventory	49,202	26,837
Deferred tax asset	19,321	18,420
Property and equipment, net	44,453	46,090
Goodwill	182,952	182,952
Intangible assets, net	431,759	432,822
Other assets	13,753	9,677
Total assets	$1,100,550	$1,080,679

Liabilities and stockholders' equity
Accounts payable, accrued expenses and other liabilities	$72,482	$73,869
Deferred product revenue	28,403	29,420
Current portion of deferred license revenue	9,057	9,057
Current portion of revenue interest liability	585	893
Current portion of notes payable	1,144	1,144
Convertible senior notes	291,538	287,699
Contingent consideration	56,800	52,600
Non-current portion of deferred license revenue	46,042	50,570
Deferred tax liability	23,885	23,885
Other long-term liabilities	10,330	11,287
Stockholders' equity	560,284	540,255
Total liabilities and stockholders' equity	$1,100,550	$1,080,679

Acorda Therapeutics, Inc.
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Revenues:
Net product revenues	$107,565	$89,719	$201,064	$164,182
Royalty revenues	3,878	5,146	7,966	8,937
License revenue	2,264	2,264	4,529	4,529
Total revenues	113,707	97,129	213,559	177,648

Costs and expenses:
Cost of sales	22,708	18,899	41,155	34,428
Cost of license revenue	159	159	317	317
Research and development	31,229	16,448	61,865	30,970
Selling, general and administrative	52,819	50,644	101,589	97,537
Change in fair value of acquired contingent consideration	1,100	-	4,200	-
Total operating expenses	108,015	86,150	209,126	163,252

Operating income	$5,692	$10,979	$4,433	$14,396

Other expense, net	(3,565)	(261)	(7,430)	(181)
Income (loss) before income taxes	2,127	10,718	(2,997)	14,215
(Provision for) benefit from income taxes	(1,130)	(6,033)	909	(8,825)

Net income (loss)	$997	$4,685	$(2,088)	$5,390

Net income (loss) per common share - basic	$0.02	$0.11	$(0.05)	$0.13
Net income (loss) per common share - diluted	$0.02	$0.11	$(0.05)	$0.13
Weighted average per common share - basic	42,085	41,032	42,058	40,985
Weighted average per common share - diluted	43,282	42,432	42,058	42,336

Acorda Therapeutics, Inc.
Non-GAAP Income and Income per Common Share Reconciliation
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

GAAP net (loss) income	$997	$4,685	$(2,088)	$5,390
Pro forma adjustments:
Non-cash interest expense (1)	2,128	157	4,230	157

Non-cash taxes (2)	550	5,279	(2,232)	7,611

Change in fair value of acquired contingent consideration (3)	1,100	-	4,200	-

Share-based compensation expenses included in R&D	2,159	1,562	3,982	2,666
Share-based compensation expenses included in SG&A	6,549	6,054	11,853	10,707
Total share-based compensation expenses	8,708	7,616	15,835	13,373

Total pro forma adjustments	12,486	13,052	22,033	21,141

Non-GAAP net income	$13,483	$17,737	$19,945	$26,531

Net income per common share - basic	$0.32	$0.43	$0.47	$0.65
Net income per common share - diluted	$0.31	$0.42	$0.46	$0.63
Weighted average per common share - basic	42,085	41,032	42,058	40,985
Weighted average per common share - diluted	43,282	42,432	43,434	42,336
(1) Non-cash interest expense related to the convertible senior notes.
(2) $0.6 million and $0.8 million paid in cash taxes in the three months ended 2015 and 2014, respectively; $1.3 million and $1.2 million paid in cash taxes in the six months ended 2015 and 2014, respectively.

(3) Changes in fair value of acquired contingent consideration related to the Civitas transaction.